EXHIBIT 4.6

                        SUBSIDIARY GUARANTEE AGREEMENT

          SUBSIDIARY GUARANTEE AGREEMENT dated as of February 13, 1998 made by Avre, Incorporated, a Nevada corporation, Binary Associates, Incorporated, a Colorado corporation, SeraCare Acquisitions, Inc., a Nevada corporation, BHM Labs, Inc., an Arkansas corporation, SeraCare Technology, Inc., a Nevada corporation, Western States Groups, Inc., a California corporation (together with each Person that becomes a Subsidiary of the Company and executes a counterpart signature page hereto as a Guarantor, the "GUARANTORS"), wholly-owned subsidiaries of SeraCare, Inc., a Delaware corporation (the "COMPANY") in favor of the Guaranteed Parties (as hereinafter defined).

                              W I T N E S S E T H

          WHEREAS, pursuant to that certain Securities Purchase Agreement, dated as of February 13, 1998 (as amended, supplemented or otherwise modified from time to time pursuant to the terms thereof, the "SECURITIES PURCHASE AGREEMENT"), by and among the Company, the Guarantors and the investors listed on the signature pages thereto (the "INVESTORS"), the Investors have agreed to purchase (i) the Company's 12% Senior Subordinated Debentures due February 13, 2005 in the aggregate principal amount of $16,000,000 (as amended, supplemented or otherwise modified from time to time pursuant to the terms thereof, the "SENIOR SUBORDINATED DEBENTURES") and (ii) warrants to purchase, in the aggregate, 2,100,572 shares of Common Stock (the "WARRANTS", and together with the Senior Subordinated Debentures the "SECURITIES");

          WHEREAS, it is a condition precedent to the issuance of the Securities under the Securities Purchase Agreement that the Company shall have caused its Subsidiaries to execute and deliver this Guarantee Agreement to the Guaranteed Parties;

          WHEREAS, the Guarantors desire to execute and deliver this Guarantee Agreement to satisfy the conditions described in the preceding paragraph;

          WHEREAS, the Guarantors are Subsidiaries of the Company;


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          WHEREAS, the Boards of Directors of the Guarantors have determined that it is in the best interests of such Guarantors to execute this Guarantee Agreement.

          NOW, THEREFORE, in consideration of the benefits accruing to the Guarantors, the receipt and sufficiency of which are hereby acknowledged, the Guarantors hereby make the following representations and warranties and hereby covenant and agree for the benefit of the Guaranteed Parties, as follows:

                                   ARTICLE I

                                   GUARANTEE

          SECTION 1.1. DEFINED TERMS. Unless otherwise defined herein, terms defined in the Securities Purchase Agreement have such defined meanings when used herein. For purposes of this Guarantee Agreement, the following terms shall have the following meanings:

          "GUARANTEE AGREEMENT" shall mean this Subsidiary Guarantee Agreement, as amended, supplemented or otherwise modified from time to time pursuant to the terms hereof.

          "GUARANTEED PARTIES" shall mean, collectively, the holders of the Senior Subordinated Debentures, including the Investors, and their respective successors and assigns, in each case as a holder of Debentures, and Guaranteed Party means any one of them.

          "OBLIGATIONS" shall mean all obligations and liabilities (direct or indirect, absolute or contingent, due or to become due or now existing or hereafter incurred), whether for principal, interest, fees, indemnity, costs, expenses or otherwise, of the Company and the Guarantors under the Senior Subordinated Debentures, Warrants and any other Related Documents.

          SECTION 1.2. GUARANTEE OF OBLIGATIONS. (a) The Guarantors hereby irrevocably and unconditionally guarantee to the Guaranteed Parties all Obligations, as and when the same shall become due and payable, without regard to any defense, set-off or counterclaim that may at any time be asserted by or available to the Company and notwithstanding any discharge of the Company from the Obligations (other than on account of payment in


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full of the Obligations, including in connection with a "cashless" exercise of the Warrants); PROVIDED, HOWEVER, that the Guarantors shall be liable under this Guarantee Agreement for the maximum amount of such liability that can be hereby incurred without rendering this Guarantee Agreement, as it relates to such Guarantors, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount.

          (b) Any amount payable by the Guarantors hereunder which is not paid when due shall bear interest, from the due date thereof until paid in full, at a rate per annum equal to the default rate with respect to the Senior Subordinated Debentures under the Securities Purchase Agreement.

          SECTION 1.3. PAYMENTS BY THE GUARANTORS. In case the Company shall fail to punctually pay the Obligations in full when due, the Guarantors agree to make such payment punctually when and as the same shall become due and payable. Each such payment shall be made to the Guaranteed Parties in immediately available funds without set-off or counterclaim.

          SECTION 1.4. OBLIGATIONS OF THE GUARANTORS UNCONDITIONAL. (a) The obligations of the Guarantors under this Guarantee Agreement shall be absolute and unconditional. This is a guaranty of payment and not merely of collection. The Guarantors hereby agree that their liability hereunder shall be irrevocable and unconditional, irrespective of (i) the validity, legality, regularity or enforceability of the Obligations, the Securities Purchase Agreement, the Senior Subordinated Debentures, Warrants, and other Related Documents or any other guaranty of the Obligations, (ii) the absence of any action to enforce the same, (iii) the failure by any Guaranteed Party to perfect or enforce any Lien or the release by any Guaranteed Party of any or all collateral security, (iv) the waiver or consent by any Guaranteed Party with respect to any provision of any Related Document, (v) subject to Section
1.6 hereof, the recovery of any judgment against the Company or any action to enforce the same or (vi) subject to Section 1.6 hereof, any other circumstance which (with or without notice to or knowledge by the Company, the Guarantors or any Guaranteed Party) might otherwise constitute a legal or equitable discharge or defense of a guarantor. The Guarantors hereby waive diligence, presentment, protest, demand of payment, notice of default to or upon the Company or any of the Guarantors, filing of claims with a court


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in the event of a bankruptcy of the Company, any right to require a proceeding first against the Company, protest or notice with respect to the Obligations, and all demands whatsoever, and covenants that this Guarantee Agreement will not be discharged except by complete payment and performance of the Obligations.

               (b) The Guarantors hereby agree that any Guaranteed Party may at any time, or from time to time, in such Guaranteed Party's discretion, subject in each instance to the applicable terms, if any, of the Related Documents, (i) renew and/or extend or accelerate the time of payment, and/or the manner, place or terms of payment of, all of the Obligations, or any part or parts thereof or any renewal or renewals thereof of the obligations of any other guarantor of the Obligations, (ii) renew, extend, amend or modify in any manner whatsoever the Securities Purchase Agreement, the Senior Subordinated Debentures, Warrants or any other Related Document, (iii) release or surrender any other guaranty of the Obligations, (iv) exchange, release, and/or surrender all or any of the collateral security, or any part or parts thereof, which is now or may hereafter be held by, or on behalf of, any Guaranteed Party in connection with this Guarantee Agreement or any or all of the Obligations, (v) sell and/or purchase any or all such collateral at public or private sale, or at any broker's board, and after deducting all reasonable costs and expenses of every kind for collection, sale or delivery, apply the proceeds of any such sale or sales upon any of the Obligations, and
(vi) subject to Section 1.8 hereof, settle or compromise any and all of the Obligations with the Company and/or any other Person liable thereon, and/or subordinate the payment of same or any part thereof to the payment of any other debts or claims which may at any time be due or owing to the Guaranteed Parties and/or any other Person; all in such manner and upon such terms as the Guaranteed Parties may see fit, and without notice to or further assent from the Guarantors, which hereby agree to be and remain bound upon this Guarantee Agreement, irrespective of the existence, value or condition of any collateral security, and notwithstanding any such change, exchange, settlement, compromise, surrender, release, sale, application, renewal, extension or any other action hereinbefore mentioned.

               (c) The Guarantors waive any and all notices of the creation, renewal, extension or accrual of any of the Obligations and notice or proof of reliance by the Guaranteed Parties upon this Guarantee Agreement or acceptance of this

Guarantee Agreement. The Obligations shall conclusively be deemed to have been created, contracted or incurred in reliance upon this Guarantee Agreement, and all dealings between the Company or any of the Guarantors and the Guaranteed Parties shall likewise be conclusively presumed to have been had or consummated in reliance upon this Guarantee Agreement.

          SECTION 1.5. OBLIGATIONS INDEPENDENT. The obligations of the Guarantors hereunder are joint and several and are independent of the obligations of any other guarantor or the Company. A separate action or actions may be brought and prosecuted against each of the Guarantors whether or not an action is brought against any other guarantor, Guarantor or the Company and whether or not any other guarantor, Guarantor or the Company be joined in any such action or actions. The Guarantors waive, to the fullest extent permitted by law, the benefit of any statute of limitations affecting their liability hereunder or the enforcement thereof. Any payment by the Company or other circumstance which operates to toll any statute of limitations as to the Company shall operate to toll the statute of limitations as to the Guarantors.

          SECTION 1.6. REINSTATEMENT OF LIABILITY. The liability of the Guarantors under this Guarantee Agreement shall be reinstated with respect to any amount paid to the Guaranteed Parties by the Company or the Guarantors which is thereafter required to be returned to the Company or such Guarantors or the Company's or such Guarantors' respective receivers or trustees, upon the bankruptcy, insolvency or reorganization of the Company or such Guarantors or for any other reason, all as though such amount had not been paid by the Company or such Guarantors.

          SECTION 1.7. SUBORDINATION OF OBLIGATIONS TO THE COMPANY. Subject to Section 1.9 hereof, all indebtedness of the Company to the Guarantors shall be subject and subordinate to the prior payment in full of the Obligations. Subject to Section 1.9 hereof, upon the occurrence of an Event of Default or a default under this Guarantee Agreement, the Guarantors shall not accept any payment from the Company or out of its property on account of the indebtedness of the Company to such Guarantors until the payment in full of the Obligations, and any such payment received by such Guarantors from the Company shall be held by it in trust for and shall be promptly paid over by it to the Guaranteed Parties.

          SECTION 1.8. CONTINUING GUARANTY; TERMINATION. This is a continuing guaranty of the Obligations, and this Guarantee Agreement shall remain in full force and effect and be binding upon the Guarantors and their successors and assigns until payment in full to the Guaranteed Parties of any and all amounts due under the Obligations (including, without limitation, costs of collection) owed under the Securities Purchase Agreement, the Senior Subordinated Debentures, Warrants or any other Related Document, whereupon this Guarantee Agreement shall, subject to the provisions of Section 1.6 hereof, terminate and be of no further force and effect.

          SECTION 1.9. GUARANTEE SUBORDINATE TO SENIOR DEBT. All Obligations of the Guarantors hereunder (the "GUARANTY") shall be junior and subordinate to all Senior Debt, pursuant to, and to the extent provided in Section 8 of the Securities Purchase Agreement and each of the Guaranteed Parties by its acceptance of this Guarantee Agreement, agrees to be bound by the provisions of such Section 8. The Senior Debt shall continue to be Senior Debt and entitled to the benefits of such subordination provisions irrespective of any amendment, modification or waiver of any term of the Senior Debt or extension or renewal of the Senior Debt. The Guaranty shall not be junior or subordinate to any Indebtedness of the Company or the Guarantors other than the Senior Debt except that the Guaranty shall be subordinate to Purchase Money Debt the incurence of which is permitted under Section 7B(v) of the Securities Purchase Agreement. For purpose hereof, Indebtedness evidenced by the Senior Subordinated Debentures, including any refinancing, extension or modification thereof, shall constitute "SUBORDINATED DEBT".

                                  ARTICLE II

                        REPRESENTATIONS AND WARRANTIES

          Each Guarantor hereby represents and warrants to the Guaranteed Parties that:

          SECTION 2.1. ORGANIZATION, CORPORATE POWERS, ETC. It is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, has full corporate power to own its properties and to carry on its business as now being conducted, except as shown on Schedule 10A to the Securities Purchase Agreement, is in good standing in each jurisdiction in which the character of its properties or the nature of its business makes such qualification necessary, except where the failure to so qualify would not have a Material Adverse Effect, and has all requisite corporate power and authority to execute, deliver and perform this Guarantee Agreement.

          SECTION 2.2. AUTHORIZATION, ABSENCE OF CONFLICTS. The execution, delivery and performance by it of this Guarantee Agreement (a) has been duly authorized by all requisite corporate action, (b) does not require the approval of its stockholders, (c) will not (i) violate any law or regulations or its Certificate of Incorporation or By-laws, (ii) violate or constitute (with due notice or lapse of time or both) a default under any indenture, agreement, license or other instrument to which it is a party or by which it or any of its properties may be bound or affected, (iii) violate any order of any court, tribunal or governmental agency binding upon it or its properties or (iv) result in the creation or imposition of any Lien of any nature whatsoever upon any of its properties or assets and (d) does not require any license, consent or approval of any governmental agency or regulatory authority.

          SECTION 2.3. BINDING OBLIGATIONS. This Guarantee Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting enforceability of creditors' rights generally or equitable principles at the time in effect.

                                  ARTICLE III

                             DEFAULT AND REMEDIES

          SECTION 3.1. EXERCISE OF RIGHTS. If an Event of Default shall occur and be continuing, a majority (by principal amount of the Senior Subordinated Debentures then outstanding) of the Guaranteed Parties shall have the right, power and authority to do all things they deem necessary or advisable to enforce the provisions of this Guarantee Agreement. A majority (by principal amount of the Senior Subordinated Debentures then outstanding) of the Guaranteed Parties shall have the right in their sole collective discretion to determine which rights, guarantees, liens, security interests or remedies they shall retain, pursue, release, subordinate, modify or take any other action with respect thereto, without in any way modifying or affecting any other of them or any of their rights hereunder.

          SECTION 3.2. EXPENSES. The Guarantors hereby jointly and severally agree to pay on demand all reasonable costs and expenses of the Guaranteed Parties (including without limitation all reasonable fees and disbursements of one counsel to the Guaranteed Parties), incurred by the Guaranteed Parties in connection with the enforcement of the Guaranteed Parties' rights hereunder and the collection of amounts payable hereunder. This agreement to pay costs is cumulative of, and shall not limit, the Guaranteed Parties rights to indemnification against all liability, loss or damages pursuant to paragraph 10B of the Securities Purchase Agreement.

          SECTION 3.3. CUMULATIVE REMEDIES. This Guarantee Agreement and the obligations of the Guarantors hereunder are in addition to and not in substitution for any other obligations or security interests now or hereafter held by the Guaranteed Parties. The remedies herein provided are cumulative and are not exclusive of any remedy provided by law.

          SECTION 3.4. WAIVERS AND AMENDMENTS. No failure on the part of the Guaranteed Parties to exercise, and no delay in exercising, and no course of dealing with respect to, any right, power or remedy hereunder shall operate as a waiver thereof or of any default, nor shall any single or partial exercise by the Guaranteed Parties of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy of the Guaranteed Parties. No modification or waiver of any provision of this Guarantee Agreement nor consent to any departure herefrom shall in any event be effective unless the same shall be in writing and signed by the Guaranteed Parties and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on the Guarantors or the Company in any case shall, of itself, entitle such Guarantors to any other or further notice or demand in similar or other circumstances.

                                  ARTICLE IV

                                 MISCELLANEOUS

          SECTION 4.1. NOTICES. All notices, requests, demands or other communications related to this Guarantee Agreement to or on the Guarantors or any Guaranteed Party shall be in writing and shall be sent by first class mail, overnight courier or by fax with hard copy by first class mail or overnight courier, if to the Guarantors, to the respective addresses set forth on the signature pages hereto and, if to any Guaranteed Party, to the respective addresses set forth on Schedule I, or at such other address or facsimile numbers as any such party may hereafter specify to the others in writing, and (unless otherwise specified herein) shall be deemed received 24 hours after it is sent if sent via facsimile (with receipt confirmed) or overnight courier; PROVIDED, HOWEVER, that any such communication to the Guarantors may also, at the option of the holders of Securities, be either delivered to such Guarantors at its address set forth above or to any executive officer of such Guarantors.

          SECTION 4.2. SUCCESSORS AND ASSIGNS; SURVIVAL. (a) This Guarantee Agreement shall inure to the benefit of and shall be binding upon the respective successors and assigns of the parties hereto; PROVIDED, HOWEVER, that the Guarantors may not assign their rights and obligations hereunder without the prior written consent of the Guaranteed Parties. All covenants, agreements, representations and warranties made herein by the Guarantors shall survive the execution and delivery of this Guarantee Agreement and shall continue in full force and effect until all Obligations have been paid in full.

          (b) Any Guaranteed Party may assign its rights and powers under this Guarantee Agreement, and, in the event of such assignment, the assignee of such rights and powers, to the extent of such assignment, shall have the same rights and remedies as if originally named herein in the place of such Guaranteed Party.

          SECTION 4.3. SET-OFF. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence of any default, each Guaranteed Party is hereby authorized at any time or from time to time, without notice to the Guarantors or to any other Person (any such notice being hereby expressly waived) to set off and to appropriate and apply any and all credit balances and any other indebtedness at any time held or owing by such Guaranteed Party for any reason whatsoever to or for the credit or the account of the Company or the Guarantors against and on account of the obligations and liabilities of such Guarantors to the Guaranteed Parties under this Guarantee Agreement, irrespective of whether the Guaranteed Parties shall have made any demand hereunder.

          SECTION 4.4. SECTION HEADINGS. Article and Section headings contained in this Guarantee Agreement are for convenience only and shall not affect the construction of this Guarantee Agreement.

          SECTION 4.5. GOVERNING LAW. This Guarantee Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without giving effect to the conflicts or choice of law principles thereof.

          SECTION 4.6. SUBMISSION TO JURISDICTION. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS GUARANTEE AGREEMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS GUARANTEE AGREEMENT, THE GUARANTOR HEREBY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. THE GUARANTOR IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE GUARANTOR AT ITS ADDRESS SET FORTH IN SECTION 4.1. NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY GUARANTEED PARTY TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY GUARANTOR IN ANY OTHER JURISDICTION.

          SECTION 4.7. SEVERABILITY. If any part of this Guarantee Agreement is contrary to, prohibited by or deemed invalid under any applicable law of any jurisdiction, such provision shall, as to such jurisdiction, be inapplicable and deemed omitted to the extent so contrary, prohibited or invalid, without invalidating the remainder hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

          SECTION 4.8. WAIVER OF TRIAL BY JURY. EACH OF THE GUARANTORS HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES (TO THE EXTENT PERMITTED BY APPLICABLE LAW) ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY OF ANY DISPUTE ARISING UNDER OR RELATING TO THIS GUARANTEE AGREEMENT OR ANY OTHER AGREEMENT OR DOCUMENT REFERRED TO HEREIN AND EACH GUARANTOR AGREES THAT ANY SUCH DISPUTE SHALL, AT THE OPTION OF ANY GUARANTEED PARTY AS THE CASE MAY BE, BE TRIED BEFORE A JUDGE SITTING WITHOUT A JURY.

          SECTION 4.9. COUNTERPARTS. This Guarantee Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

          SECTION 4.10.  PERSONS BECOMING SUBSIDIARIES.  In accordance with
Section 6R of the Securities Purchase Agreement, upon any Person becoming a Subsidiary of the Company after the date hereof, such Person will become a party to this Guarantee Agreement by executing a separate counterpart of this Guarantee Agreement, whereupon such Person will be deemed a Guarantor for purposes of this Guarantee Agreement on and after the date of such execution to the extent so provided in Section 6R of the Securities Purchase Agreement.

          IN WITNESS WHEREOF, the Guarantors hereto have caused this Guarantee Agreement to be duly executed by their duly authorized officers as of the day and year first above written.

                                       AVRE, INCORPORATED

                                       By:   /s/ Barry D. Plost
                                          -------------------------------------
                                          Barry D. Plost, Chairman of the
                                          Board, President and Chief
                                          Executive Officer

                                       BINARY ASSOCIATES, INCORPORATED

                                       By:   /s/ Barry D. Plost
                                          --------------------------------------
                                          Barry D. Plost, Chairman of the
                                          Board, President and Chief
                                          Executive Officer

                                       SERACARE ACQUISITIONS, INC.

                                       By:   /s/ Barry D. Plost
                                          --------------------------------------
                                          Barry D. Plost, Chairman of the
                                          Board, President and Chief
                                          Executive Officer

                                       BHM LABS, INC.

                                       By:   /s/ Barry D. Plost
                                          --------------------------------------
                                          Barry D. Plost, Chairman of the
                                          Board, President and Chief
                                          Executive Officer

                                       SERACARE TECHNOLOGY, INC.

                                       By:   /s/ Barry D. Plost
                                          --------------------------------------
                                          Barry D. Plost, Chairman of the
                                          Board, President and Chief
                                          Executive Officer

                                       WESTERN STATES GROUP, INC.

                                       By:   /s/ Barry D. Plost
                                          --------------------------------------
                                          Barry D. Plost, Chairman of the
                                          Board, President and Chief
                                          Executive Officer